EXHIBIT (2)(a)

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

JOHN HANCOCK FINANCIAL OPPORTUNITIES FUND
601 Congress St.
Boston, Massachusetts
02210

Dated: January 22, 2016

i

ii

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF
JOHN HANCOCK FINANCIAL OPPORTUNITIES FUND

AGREEMENT AND DECLARATION OF TRUST, amended and restated on January 22, 2016, by the Trustees (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of Article IV hereof, the “Trustees”);

WHEREAS, pursuant to a declaration of trust executed and delivered on June 16, 1994 (the “Original Declaration”), the Trustees established a trust for the investment and reinvestment of funds contributed thereto;

WHEREAS, the Trust has been established as a Massachusetts business trust for the investment and reinvestment of funds contributed thereto;

WHEREAS, the beneficial interest in the Trust assets are divided into transferable shares of beneficial interest, as further set forth herein; and

WHEREAS, the Trustees desire to amend and restate the Declaration of Trust in its entirety;

NOW, THEREFORE, the Trustees hereby amend and restate this Declaration of Trust as follows:

Article I

THE TRUST

Section 1.1 Trust Name. The name of the Trust shall be “John Hancock Financial Opportunities Fund”, and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the Shareholders. If the Trustees determine that the use of such name is not practicable, legal or convenient at any time or in any jurisdiction, or if the Trust is required to discontinue the use of such name, then the Trustees may use such other designation or adopt such other name for the Trust as they deem proper, and the Trust may hold property and conduct its activities under such other designation or name.

Section 1.2 Offices’ Resident Agent. The Trust shall have an office at 601 Congress Street, Boston, Massachusetts, unless changed by the Trustees to another location in Massachusetts or elsewhere, but such office need not be the sole or principal office of the Trust. The Trust may have such other offices or places of business as the Trustees may from time to time determine to be necessary or expedient. The Trustees may appoint, and from time to time replace, a resident agent for the Trust in The Commonwealth of Massachusetts.

Section 1.3 Nature of Trust. The Trust shall be a voluntary association with transferable shares under the laws of The Commonwealth of Massachusetts, of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Laws and commonly known as a Massachusetts business trust. The Trust is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company. The Shareholders’ relationship to the Trustees shall be solely in accordance with the rights conferred upon them hereunder. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, members or joint venturers. Duties of the Trustees are limited to those imposed by applicable law or expressly stated herein.

Section 1.4 Definitions. As used in this Declaration of Trust, the following terms shall have the meanings set forth below unless the context thereof otherwise requires:

“By-Laws” means the By-Laws of the Trust, as amended from time to time.

“Class” or “Class of Shares” refer to the division of Shares into two or more Classes as provided in Article III, Section 3.1 hereof.

“Commission” means the Securities and Exchange Commission.

“Contracting Party” has the meaning designated in Section 4.5 hereof.

“Declaration” and “Declaration of Trust” mean this Agreement and Declaration of Trust and all amendments or modifications thereof as from time to time in effect.

“Majority of the Trustees” means a majority of the Trustees in office at the time in question. At any time at which there shall be only one Trustee in office, such phrase shall mean such Trustee.

“1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trust.

“Series” or “Series of Shares” refers to the division of Shares representing any Class into two or more Series as provided in Article III, Section 3.1 hereof.

“Shareholder” means a record owner of Shares.

“Shares” means the transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time, or if more than one Class or Series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each Class or Series of Shares shall be divided from time to time.

“Trust” means the Massachusetts business trust established by this Declaration of Trust, as amended from time to time.

“Trustees” means the persons who have signed this Declaration of Trust, so long as they shall continue in office, and all other individuals who at the time in question have been duly elected or appointed as Trustees of the Trust in accordance with the provisions hereof and who have qualified and are then in office. Reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her capacity or their capacities as trustees hereunder. At any time at which there shall be only one Trustee in office, such term shall mean such single Trustee.

Article II

PURPOSE OF THE TRUST

The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character and to enter into, or engage in, any and all activities which investment companies are not prohibited from entering into pursuant to the 1940 Act whether or not the Trust is registered or required to be registered under the 1940 Act.

Article III

SHARES OF BENEFICIAL INTEREST

Section 3.1 Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferrable Shares without par value. Subject to the provisions of the Declaration of Trust and the By-Laws regarding the powers, preferences or special or relative rights or privileges of any outstanding Class or Series of Shares, the Trustees may divide the Shares into two or more Classes and each such Class into one or more Series, Shares of each such Class or Series having such provisions, including without limitation, preferences or special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the By-Laws. The number of Shares of any such Class or Series authorized shall be unlimited, except as the By-Laws may otherwise provide. The Trustees may from time to time divide or combine the Shares of any Class or Series into a greater or lesser number without thereby changing the proportionate beneficial interest in the Class or Series.

Section 3.2 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent. No certificates evidencing the ownership of Shares shall be issued by the Trust except as specifically provided herein or as the Trustees may otherwise determine from time to time. The Trustees shall have the power to call outstanding Share certificates and to cause ownership of such Shares to be recorded only on the books of the Trust. The Trustees may make such rules as they consider appropriate for the issuance of share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Class or Series and as to the number of Shares of each Class or Series held from time to time by each Shareholder.

Section 3.3 Investment in the Trust. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the By-Laws from time to time authorize.

Section 3.4 No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe for any additional Shares or other securities issued by the Trust.

Section 3.5 Status of Shares; Limitation of Personal Liability. Shares shall be deemed to be personal property, giving only the rights provided in this Declaration of Trust or the By-Laws. For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series thereof with any service provider or other agent to or contractor with the Trust or a Series thereof, including, without limitation, any third party beneficiary rights. Every Shareholder by virtue of having become a Shareholder shall be bound by the terms of this Declaration of Trust and the By-Laws. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor to entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or any right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder nor, except as specifically provided herein, to call upon any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 3.6 Consideration for Shares. The Trustees may issue Shares of any Class or Series for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable.

Article IV

TRUSTEES

Section 4.1 Number; Designation, Election, Terms, etc.

(a)       Number. Each of the Trustees’ address is c/o John Hancock Financial Opportunities Fund, 601 Congress Street, Boston, Massachusetts 02210. The initial Trustees shall be the persons signing this Declaration. Except as otherwise provided herein or in the By-Laws, the Trustees may increase or decrease the number of Trustees by a written instrument signed by a majority of the Trustees; provided that, unless otherwise approved by more than 75% of the Trustees then in office, the number of Trustees shall not be greater than fourteen (14). No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (d) of this Section 4.1.

(b)       Election and Term. Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 4.1(e) hereof, the Trustees shall be elected by the Shareholders at a meeting called and held for that purpose for the terms as provided in this Declaration. Subject to the 1940 Act and except as otherwise provided herein or in the By-Laws, the Trustees shall have the power to set and alter the terms of office of the Trustees, and at any time to lengthen or shorten their own terms or make their terms of unlimited duration, to appoint their own successors and, pursuant to subsection (e) of this Section 4.1, to fill vacancies; provided, that a Trustee or Trustees shall be elected by the Shareholders at any such time or times such action is required under this Declaration of Trust, the By-Laws, the 1940 Act and the rules and regulations of any securities exchange on which the Shares are listed; and provided, further, that after the initial election of Trustees by the Shareholders, the term of office of any incumbent Trustee shall continue (unless specifically provided otherwise herein or in the By-Laws) until the termination of this Trust or his earlier death, resignation, retirement, bankruptcy, adjudicated incompetency, or other incapacity or removal, or if not so terminated, until the appointment or election of such Trustee’s successor in office has become effective.

(c)       Class. The Board of Trustees shall be divided into three Classes, each Class to consist, as nearly as may be, of one-third of the number of Trustees then constituting the whole Board of Trustees. At any time the Board of Trustees shall consist of less than three Trustees, such Trustees may, by unanimous vote of such Trustees and without Shareholder approval, terminate the division of the Board of Trustees into three Classes, which vote is binding on any subsequent Board of Trustees. The Trustees shall be elected to each Class as provided in the By-Laws.

(d)       Resignation, Retirement and Removal. Any Trustee may resign his trust or retire as a Trustee, by a written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument. At any meeting called for the purpose, a Trustee may be removed from his office during his term, but only for cause and only by action of the holders of at least 75% of the outstanding Shares; provided, however, that if termination of a Trustee is recommended by more than 75% of the total number of Trustees then in office, the vote of a majority of the Shares then outstanding shall be sufficient authorization. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any trust property or property of any Series or Class of the Trust held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

(e)       Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or an increase in the number of Trustees, may (unless otherwise required by the 1940 Act) be filled by a Majority of the Trustees, subject to the provisions of this Declaration of

Trust, the By-Laws and the 1940 Act; provided, that if required by the 1940 Act or if there shall be no Trustees in office, such vacancy or vacancies shall be filled by the Shareholders. Any such appointment or election shall take effect immediately, except that an appointment or election in anticipation of a vacancy to occur by reason of retirement, resignation or increase in the number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation or increase in the number of Trustees.

(f)       Effect of Death, Resignation, etc. The death, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust. Whenever a vacancy shall occur, until such vacancy is filled, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

(g)       No Accounting. Except under circumstances which would justify his removal for cause, no individual ceasing to be a Trustee (nor the estate of any such individual) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

Section 4.2 Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and, subject to Section 7.4 hereof, may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders of one or more Classes or Series; they may select, and from time to time change, the fiscal year of the Trust; they may as they consider appropriate elect and remove officers, appoint and terminate agents and consultants, and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize any such custodian to employ sub-custodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities; they may retain investment advisers, administrative agents, transfer agents, dividend disbursing agents, accounting agents or shareholder servicing agents, or any of the foregoing; they may provide for the distribution of securities issued by the Trust through one or more underwriters, distributors or otherwise; they may set record dates or times for the determination of Shareholders entitled to participate in, benefit from or act with respect to various matters; and in general they may delegate to any officer of the Trust, to any committee of the Trustees, and to any employee, agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including, without implied limitation, the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

Without limiting the foregoing, the Trustees shall have power and authority:

(a)       to invest and reinvest cash and other property, and to hold cash uninvested;

(b)       to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, lease, grant security interests in, negotiate, convey, transfer or otherwise dispose of and trade in the assets of the Trust;

(c)       to vote or give assent or exercise any rights of ownership with respect to stock or other securities or property; and to receive powers of attorney from, and to execute and deliver proxies or powers of attorney to, such person or persons as the Trustees shall deem proper, receiving from or granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d)       to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(e)       to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees, or in the name of a custodian, sub-custodian or other depositary or a nominee or nominees, or otherwise;

(f)       to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by any such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(g)       to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(h)       to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust for any matter in controversy, including but not limited to claims for taxes;

(i)       to enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j)       to borrow funds and in this connection to issue notes or other evidence of indebtedness;

(k)       to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage or pledge the Trust property or any part thereof to secure any part of or all such obligations;

(l)       to purchase and pay for entirely out of the Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including without limitation insurance policies insuring the assets of the Trust, or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, underwriters, or other independent contractors, of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify any such person against such liability;

(m)       to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(n)       to the extent necessary or appropriate to give effect to preferences, special or relative rights and privileges of any Class or Series of Shares, to allocate assets, liabilities, income and expenses of the Shares or to apportion the same among two or more Classes or Series;

(o)       to enter into, make and perform all such obligations, contracts, agreements and undertakings of every kind and description, with any person or persons, as the Trustees shall in their discretion deem expedient in the conduct of the business of the Trust, for such terms as they shall see fit, whether or not extending beyond the term of office of the Trustees, or beyond the possible expiration of the Trust; and to amend, extend, release or cancel any such obligations, contracts, agreements or understandings; and to execute, acknowledge, deliver and record all written instruments which they may deem necessary or expedient in the exercise of their powers;

(p)       Without limiting the foregoing, the Trustees shall have the following power and authority:

(i)       The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or arising out of or relating to the Trustees’ service to the Trust, and out of the assets of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Series or Class thereof. To the maximum extent permitted by law, any exercise of power described in this Section 4.2(p) shall be final and binding on all Persons, including Shareholders.

(ii)       Any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, this Declaration or the Trust, any Series or Class or any Shares, including without limitation any claim (whether direct, derivative or otherwise) of any nature against or on behalf of the Trust, any Series or Class, the Trustees or officers of the Trust, or the investment adviser, shall be brought exclusively in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction then such actions and/or claims, shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts. If a Shareholder or group of Shareholders bring a claim in a jurisdiction other than as specified above, and venue for such claim is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such Shareholder(s) shall reimburse all expenses incurred by the Trust or any other Person in effecting such change of venue.

(iii)       A Shareholder or group of Shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Section 4.2(p) in addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration.

(iv)       Except to the extent expressly permitted under the federal securities laws, no Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or Class of Shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the demanding Shareholder(s) make a specific showing that irreparable nonmonetary injury to the Trust or Series or Class of Shares that the Shareholder(s) could not reasonably have prevented would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder(s) to support the allegations made in the demand. The Trustees shall consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust or the affected Series or Class, as applicable. In their sole discretion, the Trustees may submit the question of whether to proceed with the claim to a vote of Shareholders of the Trust or a Series or Class of Shares, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be final and binding upon the Shareholders.

(v)       Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust or any Series or Class thereof who is not an Interested Person of the Trust shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim. Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (iv) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders of the Series or Class of which the Trustee is a Shareholder.

(vi)       For purposes of this Section 4.2(p), the Trustees may designate a committee to consider a demand by Shareholders. Such committee (or the Trustees in the absence of a committee) shall be entitled to retain counsel or other advisers in considering the merits of the demand.

(vii)       Any diminution in the value of the Shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or the investment adviser is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders shall be bound to bring any and all such claims pursuant only to the provisions of Section 4.2(p)(iii) - (v). For these purposes, the Trust is deemed to be a separate and distinct legal entity.

(viii)       In the event that any current or former Shareholder or anyone on such a Shareholder’s behalf (each, a “Claiming Party”) initiates or asserts any claim in a derivative action brought by or in the right of the Trust or a Series (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Trust or Series and/or any Trustee, Trust officer or the investment adviser (the “Defendants”), then to the fullest extent permitted by law, either (i) if the Claiming Parties are found to have brought or maintained the Claim without reasonable cause or for an improper purpose, then each Claiming Party shall be obligated jointly and severally to reimburse the Defendants’

reasonable expenses, including counsel fees, incurred in defending the Claim or (ii) if the Claim is found to have resulted in a substantial benefit to the Trust or Series, the Trust or Series shall be obligated to reimburse the Claiming Parties’ reasonable expenses, including counsel fees, incurred in pursuing the Claim; and

(q)       to do all such other acts and things and to conduct, operate, carry on and engage in such other lawful businesses or business activities as they shall in their sole and absolute discretion consider to be incidental to the business of the Trust as an investment company, and to exercise all powers which they shall in their discretion consider necessary, useful or appropriate to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, whether or not such things are specifically mentioned herein, in order to protect or promote the interests of the Trust or otherwise to carry out the provisions of this Declaration.

The Trustees shall not in any way be bound or limited by any present or future law or custom concerning investments by trustees, nor shall the Trustees be limited to investing in obligations maturing before the possible termination of the Trust. The Trustees shall not be required to obtain a court order to deal with any assets of the Trust or take any other actions hereunder.

Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken by a Majority of the Trustees present at a meeting of Trustees (a quorum being present), within or without Massachusetts, or by written consent of a Majority of the Trustees. Any meeting of Trustees may be held by means of a telephone conference call or other communications facility and participation by such means shall constitute presence in person at such meeting.

Section 4.3 Payment of Trust Expenses; Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the assets of the Trust, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser, sub-adviser, administrator, underwriter, auditor, counsel, custodian, sub-custodian, transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges, as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

Section 4.4 Ownership of Trust Assets. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

Section 4.5 Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom concerning delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals (a “Contracting Party”), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the Trust or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may deem appropriate:

(a)       to manage the Trust’s assets, to make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments;

(b)       to supervise all or any part of the operations of the Trust and to provide all or any part of the administrative and clerical personnel, office space, and office equipment and services appropriate for the efficient administration and operation of the Trust;

(c)       to distribute the Shares or other securities issued by the Trust, to be principal underwriter of such Shares or securities, or to act as agent of the Trust in the sale of such Shares or securities and the acceptance or rejection of orders for the purchase thereof;

(d)       to act as depositary for and to maintain custody of the property of the Trust and accounting records in connection therewith;

(e)       to maintain records of ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and the instructions of any particular Shareholder to reinvest any such dividends; and

(f)       to handle all or any part of the accounting responsibilities, whether with respect to the Trust’s properties, Shareholders or otherwise.

The same person may be a Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions relating to the standard of care and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into sub-contractual arrangements relative to any of the matters referred to in this Section 4.5.

The fact that:

(a)       any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, investment adviser, principal underwriter or distributor, or agent of or for any Contracting Party or of or for any parent or affiliate of any Contract Party, or that any Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust, or that

(b)       any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other businesses or interests;

shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or to the Shareholders.

Article V

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 5.1 Voting Powers. Subject to the voting powers of one or more Classes or Series of Shares as set forth in this Declaration of Trust or in the By-Laws, Shareholders shall have power to vote only (i) for the election of Trustees as provided herein, (ii) for the removal of Trustees as provided herein, (iii) with respect to any matter as to which shareholder action is required by the 1940 Act, (iv) with respect to any voluntary liquidation, dissolution, winding up, merger or consolidation or sale of all or substantially all of the assets of the Trust to the extent and as provided herein, (v) with respect to any amendment of this Declaration of Trust or the By-Laws to the extent provided in Section 7.4 herein or the By-Laws, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a Class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters as may be required or as the Trustees may consider necessary or desirable. On any matter required or permitted to be voted on by the Shareholders, all Shares then entitled to vote shall be voted in the aggregate as a single Class without regard to Class or Series, except (i) when required by this Declaration of Trust, the By-Laws or by the 1940 Act, or when the Trustees shall have determined that any matter to be submitted to a vote of the Shareholders affects the rights or interests of the Shareholders of one or more Classes or Series materially differently, Shares shall be voted by individual Class or Series; and (ii) when the Trustees shall have determined that the matter affects only the interests of one or more Classes or Series, then only the Shareholders of such Class or Classes or Series shall be entitled to vote thereon. Each Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

Section 5.2 Meetings. Meetings of the Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided, or upon any other matter deemed by the Trustees to be necessary or desirable. Except as otherwise provided in the By-Laws, written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least ten days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder’s address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 25% of the then outstanding Shares entitled to vote at such meeting requesting that a meeting be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 25% of the then outstanding Shares entitled to vote at such meeting may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. Notice of a meeting need not be given to any Shareholder if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

Section 5.3 Record Dates. Except as otherwise provided in the By-Laws, for the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a reasonable date and time prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

Section 5.4 Quorum and Required Vote. A majority of the Shares entitled to vote and present in person or by proxy at the meeting shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where the By-Laws so require or the Trustees provide that holders of any Class or Classes or Series shall vote as a Class or Classes or Series, then a majority of the aggregate number of Shares of that Class or Classes or Series entitled to vote and present in person or by proxy at the meeting shall be necessary to constitute a quorum for the transaction of business by that Class or Classes or Series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. Except when a different vote is required by any provision of the 1940 Act, the By-Laws or this Declaration of Trust or, when such a different vote is not specifically provided in this Declaration of Trust or the By-Laws, the Trustees shall in their discretion require a different vote or the vote of a majority of a different percentage of the Shares of one or more particular Classes or Series, a majority of the Shares voted shall decide any question and a plurality of the Shares voted shall elect a Trustee.

Section 5.5 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such different proportion thereof as shall be required by any express provision of this Declaration of Trust or the By-Laws or as shall be permitted by the Trustees) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.6 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Massachusetts business corporation under the Massachusetts Business Corporation Law.

Section 5.7 Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

Article VI

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 6.1 Trustees, Shareholders, etc.; Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present, or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Notwithstanding the foregoing, nothing in this Declaration of Trust or the By-Laws shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, grass negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.

Section 6.2 Trustees’ Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant or Contracting Party, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon this Declaration, the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party. The Trustees shall not be required to give any bond as such, nor any surety or any other security if a bond is required. To the extent that, at law or in equity, a Trustee is found to have duties and liabilities relating thereto to the Trust, the Shareholders or any other Person, a Trustee acting under this Declaration shall not be liable to the Trust, the Shareholders or any other Person if the Trustee has relied in good faith on the provisions of this Declaration.

Section 6.3 Apparent Authority of the Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 6.4 Indemnification of Trustees, Officers, etc.

(a)       Subject to the exceptions and limitations contained in paragraph (b) below:

(i)       every person who is, or has been, a Trustee, officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement hereof; and

(ii)       the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)       To the extent required by the 1940 Act, no indemnification shall be provided hereunder to a Trustee or officer:

(i)       with respect to any matter as to which he shall have been fully adjudicated to be liable to the Trust, a Series thereof or the shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office as expressly set forth herein;

(ii)       in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office as expressly set forth herein:

(1)	by the court or other body approving the settlement or other disposition;

(2)	based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (x) vote of a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees then in office act on the matter) or (y) written opinion of independent legal counsel; or

(3)	by a vote of a majority of the Shares outstanding and entitled to vote (excluding Shares owned of record or beneficially by such individual).

(iii)       The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust or any Series thereof other than Trustees and officers may be entitled by contract or otherwise under law;

(iv)       Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 6.4 may be advanced by the Trust or a Series thereof prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 6.4, provided that either:

(1)	such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust or Series thereof shall be insured against losses arising out of any such advances; or

(2)	a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

As used in this Section 6.4, a “Non-interested Trustee” is one who (i) is not an interested person of the Trust (including anyone who has been exempted from being an interested person by any rule, regulation or order of the Commission), and (ii) is not involved in the claim, action, suit or proceeding; and

(v)       Any repeal or modification of this Article VI or adoption or modification of any other provision of this Declaration inconsistent with this Article VI shall be prospective only to the extent that such repeal or modification would, if applied retroactively, adversely affect any limitation on the liability of any person or indemnification or right to advancement of any expense available to any person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

Section 6.5 Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without a final decision on the merits by a court, or by any other body before which the proceeding was brought, that such indemnified person either did not act in good faith in the reasonable belief that his action was in the best interests of the Trust or is liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, indemnification shall be provided if (i) approved as in the best interests of the Trust by a majority of the Disinterested Trustees upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnified person acted in good faith in the reasonable belief that his action was in the best interests of the Trust and is not liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (ii) there has been obtained an opinion of independent legal counsel, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), to the effect that such indemnified person appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and that such indemnification would not protect such indemnified person against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any such approval or opinion shall not prevent the recovery from any indemnified person of any amount paid to such indemnified person in accordance with this Article if such indemnified person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust or to have been liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 6.6 Indemnification Not Exclusive, etc. The right of indemnification provided by this Article shall not be exclusive of or affect any other rights to which any indemnified person may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

Section 6.7 Indemnification of Shareholders. If any Shareholder or former Shareholder shall be held to be personally liable solely by reason of being or having been a Shareholder and not because of such Shareholder’s acts or omissions or for some other reason, the Shareholder or former Shareholder (or his/her heirs, executors, administrators or other legal representatives, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability.

Article VII

MISCELLANEOUS

Section 7.1 Duration and Termination. Unless terminated as herein provided, the Trust shall continue without limitation of time. The Trust may not be terminated unless authorized at a meeting of Shareholders called for the purpose, by the vote of the holders of at least 67% of the Shares then outstanding, provided, however, if such termination is recommended by more than 75% of the total number of Trustees then in office, the vote of at least a majority of the Shares then outstanding shall be sufficient authorization. Subject to the provisions of the Declaration of Trust and By-Laws regarding the powers, preferences or special or relative rights or privileges of any Class or Series of Shares, the Trust may also be terminated by the Trustees upon notice to Shareholders by means of an instrument in writing signed by a majority of Trustees stating that a majority of Trustees has determined that the continuation of the Trust is not in the best interest of the Trust or its Shareholders. Upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, ratably according to the number of Shares held by the several Shareholders on the date of termination, except to the extent otherwise required or permitted by the relative preferences, rights and privileges of any Classes or Series of Shares, provided that any distribution to the Shareholders of a particular Class or Series of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class or Series held by each of them.

Section 7.2 Reorganization. The Trust may not merge or consolidate with any other corporation, association, trust or other organization, or sell, lease or exchange all or substantially all of its assets, including its good will, and thereafter be terminated, unless authorized at a meeting of Shareholders called for the purpose, by the vote of at least 67% of the Shares then outstanding, provided, however, if such termination is recommended by more than 75% of the total number of Trustees then in office, the vote of at least a majority of the Shares then outstanding shall be sufficient authorization. Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of business of the Trust.

Section 7.3 Conversion. The Trust may not be converted from a “closed-end company” to an “open-end company” as those terms are defined in the 1940 Act unless authorized by the vote of at least a majority of the Shares then outstanding at a meeting of Shareholders called for such purpose; provided that such conversion has been approved by the vote of more than 75% of the total number of Trustees then in office. If the conversion from a closed-end company to an open-end company is not approved by a vote of more than 75% of the total number of Trustees then in office, such conversion may be authorized by (x) the vote of at least a majority of the total number of Trustees then in office and (y) the vote of at least 75% of the Shares then outstanding, voting at a meeting of Shareholders called for such purpose. Upon the adoption of such proposal and related amendments by the Trust’s Shareholders and Trustees as provided above, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the Shareholders otherwise required by law or any agreement between the Trust and any national securities exchange.

Section 7.4 Amendments, etc.

(a)        All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation to the Trustees of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal or adversely affect the limitation on personal liability of any Shareholder or Trustee, or the prohibition of assessment upon the Shareholders except as herein provided, without the express consent of each Shareholder or Trustee involved. Subject to the foregoing and to the specific rights of amendment reserved to Shareholders as set forth in paragraph (b) to this Section 7.4, this Declaration of Trust may be amended at any time by the Trustees without approval of the Shareholders.

(b)        The Trustees may not amend this Declaration of Trust to eliminate the rights of Shareholders of any Class or Series as set forth in this Section 7.4(b) to vote on any amendment of this Declaration of Trust or the By-Laws or alter or amend the percentage of voting Shares required to approve any amendment or action which requires a specific Shareholder vote under this Declaration of Trust or the By-Laws unless an equivalent vote has authorized such an amendment of the Declaration of Trust or By-Laws. Any amendment which adversely affects the holders of one or more Classes or Series of Shares shall require a vote of the Shareholders holding a majority of the Shares of each Class or Series so adversely affected and entitled to vote thereon and no vote of Shareholders of any Class or Series not so adversely affected shall be required, except that any amendment of any provision of

(i)       Section 7.1, 7.2 or this subclause (i) of Section 7.4 of Article VII shall require a vote of the Shareholders holding 67% of the shares of each Class and Series entitled to vote thereon, regardless of the percentage of Trustees recommending such amendment, or

(ii)       Section 4.1(a), Section 4.1(c) or Section 4.1(d) of Article IV, Section 5.4 of Article V or this subclause (ii) of Section 7.4 of Article VII shall require the vote of the Shareholders holding 75% of the shares of each Class and Series entitled to vote thereon, regardless of the percentage of Trustees recommending such amendment.

Any amendment of any provision of Section 7.3 of Article VII shall require (x) the vote of a majority of the total number of Trustees then in office if such amendment is approved by a vote of at least 75% of the Shares then outstanding or (y) the vote of more than 75% of the total number of Trustees then in office, if such amendment is approved by a vote of a majority of the Shares then outstanding.

(c)       A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

(d)       The Trust’s filings with the Securities and Exchange Commission (including but not limited to: registration statements and supplements thereto, proxy statements, annual and semi-annual shareholder reports, Form N-Q, Form N-PX and related filings and disclosures) shall not be deemed to modify the provisions of this Declaration of Trust.

Section 7.5 Filing of Copies. The original or a copy of this instrument and of each amendment hereto shall be kept at the principal office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and may be filed with any other governmental office where such filing may from time to time be required or is desirable, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may relay on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments.

Section 7.6 Applicable Law. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth.

Section 7.7 References; Gender; Headings; Counterparts. In this instrument and in any amendment, references to this instrument, and all expressions like “herein,” “hereof,” and “hereunder” shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 7.8 Provisions in Conflict with Law or Regulations.

(a)       The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the United States Internal

Revenue Code or is inconsistent with other applicable laws and regulations or the rules of any securities exchange on which the Shares are listed, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)       If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 22nd day of January, 2016.

/s/ James M. Oates	/s/ Charles L. Bardelis
James M. Oates	Charles L. Bardelis
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, MA 02210	Boston, MA 02210

/s/ Peter S. Burgess	/s/ William H. Cunningham
Peter S. Burgess	William H. Cunningham
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, MA 02210	Boston, MA 02210

/s/ Grace K. Fey	/s/ Theron S. Hoffman
Grace K. Fey	Theron S. Hoffman
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, MA 02210	Boston, MA 02210

/s/ Deborah C. Jackson	/s/ Hassell H. McClellan
Deborah C. Jackson	Hassell H. McClellan
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, MA 02210	Boston, MA 02210

/s/ Steven R .Pruchansky	/s/ Gregory A. Russo
Steven R .Pruchansky	Gregory A. Russo
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, MA 02210	Boston, MA 02210

/s/ James R. Boyle	/s/ Craig Bromley
James R. Boyle	Craig Bromley
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, MA 02210	Boston, MA 02210

/s/ Warren A. Thomson
Warren A. Thomson
As Trustee and not individually,
601 Congress Street
Boston, MA 02210
-23-